UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
        |_|    Preliminary Proxy Statement
        |_|    CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
               RULE 14A-6(e)(2)
        |X|    Definitive Proxy Statement
        |_|    Definitive Additional Materials
        |_|    Soliciting Material Pursuant to s.240.14a-12


                                VCA ANTECH, INC.
================================================================================
                (Name of Registrant as Specified in Its Charter)

================================================================================
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
        |X|    No Fee Required
        |_|    Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
               and 0-11.

     (1)  Title of each class of securities to which transaction applies:

================================================================================
     (2)  Aggregate number of securities to which transaction applies:

================================================================================
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

================================================================================
     (4)  Proposed maximum aggregate value of transaction:

================================================================================
     (5)  Total fee paid:

================================================================================
     |_|  Fee paid with preliminary materials:

================================================================================
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

================================================================================
     (2)  Form, Schedule or Registration Statement No.:

================================================================================
     (3)  Filing party:

================================================================================
     (4)  Date filed:

================================================================================


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                                VCA ANTECH, INC.

              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              -----------------------------------------------------



TIME........................................              10:00 a.m. Pacific Time on Monday,
                                                          June 6, 2005

PLACE.......................................              12401 West Olympic Boulevard
                                                          Los Angeles, California 90064-1022

ITEMS OF BUSINESS...........................              (1) To elect two Class III members
                                                              of the Board of Directors for a
                                                              term of three years.

                                                          (2) To ratify the appointment of
                                                              KPMG LLP as our independent
                                                              auditors for the year ending
                                                              December 31, 2005.

                                                          (3) To transact any other business as
                                                              may properly come before the Annual
                                                              Meeting and any adjournment or
                                                              postponement.

RECORD DATE.................................              You can vote if, at the close of
                                                          business on May 6, 2005, you were a
                                                          stockholder of the Company.

PROXY VOTING................................              All stockholders are cordially
                                                          invited to attend the Annual
                                                          Meeting in person. However, to ensure
                                                          your representation at the Annual
                                                          Meeting, you are urged to vote promptly
                                                          by signing and returning the enclosed
                                                          Proxy card. If you hold your shares
                                                          in street name, you may also access the
                                                          World Wide Web site indicated on your
                                                          Proxy card to vote via the Internet.





May 9, 2005                                               /s/ Tomas W. Fuller
                                                          ----------------------------------------
                                                          Tomas W. Fuller
                                                          CHIEF FINANCIAL OFFICER, VICE
                                                          PRESIDENT AND SECRETARY



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                                                                VCA ANTECH, INC.
                                                    12401 WEST OLYMPIC BOULEVARD
                                              LOS ANGELES, CALIFORNIA 90064-1022
PROXY STATEMENT
--------------------------------------------------------------------------------


Your vote is very important. For this reason, our Board of Directors (the "Board") is requesting that you permit your common stock to be represented at the 2005 Annual Meeting of Stockholders (the "Annual Meeting") by the proxies named on the enclosed proxy card. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

Voting materials, which include the proxy statement, proxy card and the annual report on Form 10-K for the fiscal year ended 2004, were mailed to stockholders by us beginning May 13, 2005.

STOCKHOLDERS ENTITLED TO VOTE

Holders of our common stock at the close of business on May 6, 2005 are entitled to receive this notice and to vote their shares at the Annual Meeting. At that time, there were 82,287,120 shares of common stock outstanding, and approximately 132 holders of record. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

HOW TO VOTE

It is important that your shares be represented and voted at the Meeting. You can vote your shares by completing and returning the proxy card sent to you. In addition, a number of brokerage firms and banks offer Internet voting options. The Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Specific instructions to be followed by owners of shares of common stock held in street name are set forth on the voting instruction accompanying your Proxy card. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from telephone companies and Internet access providers that must be borne by the stockholder.

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting by using the Internet or by mail are on your proxy card. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that properly come before the Annual Meeting.

If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Annual Meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters. Under The Nasdaq National Market rules, if you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the approval of KPMG LLP as our independent auditors even if the broker does not receive voting instructions from you. Your broker may not vote your shares on any other matter absent instructions from you.

ABSTENTIONS AND BROKER NON-VOTES

For the purpose of determining whether the stockholders have approved matters other than the election of directors, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Shares held by brokers that do not have discretionary authority to vote on a particular matter and that have not received voting instructions from their customers are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that matter, but they are counted as present for the purpose of determining the existence of a quorum at the Annual Meeting.


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


REVOCATION OF PROXIES

You can revoke your proxy and change your vote at any time before it is exercised by:

     o    written notice to the Secretary of the Company;

     o timely delivery of a valid, later-dated proxy or a later-dated vote on the Internet; or

     o    if you are a record holder, voting by ballot at the Annual Meeting.

ATTENDING THE ANNUAL MEETING

You may vote shares held directly in your name in person at the Annual Meeting. If you want to vote shares that you hold in street name at the Annual Meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares.

VOTING RESULTS

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by our Transfer Agent and Inspector of Elections and published in our quarterly report on Form 10-Q for the fiscal quarter ending September 30, 2005.

COST OF THIS PROXY SOLICITATION

We will pay the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone.

LIST OF STOCKHOLDERS

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the Annual Meeting for any purpose relevant to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., at our principal executive offices by contacting the Secretary of the Company.

ELECTRONIC DELIVERY OF PROXY MATERIALS AND ANNUAL REPORT

The notice of Annual Meeting and Proxy Statement and the 2004 Annual Report are available on our web site at http://investor.vcaantech.com.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires that our executive officers, directors and persons who own more than ten percent of a registered class of our equity securities file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all
Section 16(a) forms that they file. Based solely upon our review of copies of the forms received by us and written representations from certain reporting persons that they have complied or not complied with the relevant filings requirements, we believe that, during the year ended December 31, 2004, all of our executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements, except for one Form 4 filed by Dawn R. Olsen, which reported one transaction.

ITEM 1: ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


We have five members on our Board of Directors. Four of the five members of our Board of Directors have been affirmatively determined by our Board of Directors to meet the independence requirements of the Nasdaq National Market listing standards.

As provided in our Amended and Restated Certificate of Incorporation, the Board of Directors has been grouped into three classes, as nearly equal in number as possible, which are elected for staggered terms. Our Class III directors will be elected at this Annual Meeting and will hold office for three years until the 2008 Annual Meeting and thereafter until their successors are duly elected and qualified. The terms of our Class I directors expire at our 2006 Annual Meeting. The term of our Class II director expires at our 2007 Annual Meeting.

Although we know of no reason why these nominees would not be able to serve, if a nominee is unavailable for election, the proxies will vote your common stock to approve the election of any substitute nominee proposed by our Nominating Committee. The Board may choose to reduce the number of directors to be elected, as permitted by our Bylaws, provided we maintain the number of independent directors required by the listing standards of the Nasdaq National Market.

NOMINEE

Each of our nominees for election as a Class III Director, John B. Chickering, Jr., and John Heil, is currently a director, and each has agreed to be named in this proxy statement and to serve if elected.

The Board of Directors proposes the following two candidates for election as Class III directors:

                           CLASS III DIRECTOR NOMINEE
                           --------------------------

                             John B. Chickering, Jr.

                                    John Heil

The principal occupation and certain other information about each nominee, our other directors and our executive officers are set forth on the following pages.

A plurality of the votes cast is required for election as a director. All Proxies will be voted to approve the election of the nominee listed above unless a contrary vote is indicated on the enclosed Proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE IDENTIFIED ABOVE.



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

MANAGEMENT
----------

DIRECTORS AND EXECUTIVE OFFICERS

The following persons serve as our directors:

DIRECTORS                                 AGE                    PRESENT POSITION
---------                                 ---                    ----------------

CLASS I DIRECTORS
-----------------

John M. Baumer.......................      39    Director
Frank Reddick........................      52    Director

CLASS II DIRECTOR
-----------------

Robert L. Antin......................      55    Chairman of the Board of Directors

CLASS III DIRECTORS
-------------------

John B. Chickering, Jr...............      56    Director
John Heil............................      51    Director


The following persons serve as our executive officers:

EXECUTIVE OFFICERS                        AGE                   PRESENT POSITION
------------------                        ---                   ----------------

Robert L. Antin.......................     55    President and Chief Executive Officer
Arthur J. Antin.......................     58    Chief Operating Officer and Senior Vice
                                                 President
Neil Tauber...........................     54    Senior Vice President of Development
Tomas W. Fuller.......................     47    Chief Financial Officer, Vice President and
                                                 Secretary
Dawn R. Olsen.........................     46    Principal Accounting Officer, Vice President
                                                 and Controller


Our executive officers are appointed by and serve at the discretion of our Board of Directors. Robert L. Antin and Arthur J. Antin are brothers. There are no other family relationships between any director and/or any executive officer.

ROBERT L. ANTIN, one of our founders, has served as our Chief Executive Officer, President and Chairman since our inception in 1986. From September 1983 to 1985, Mr. Antin was President, Chief Executive Officer, a director and co-founder of AlternaCare Corp., a publicly held company that owned, operated and developed freestanding out-patient surgical centers. From July 1978 until September 1983, Mr. Antin was an officer of American Medical International, Inc., an owner and operator of health care facilities. Mr. Antin received his MBA with a certification in hospital and health administration from Cornell University.

JOHN M. BAUMER has served as our director since September 2000. Mr. Baumer is a partner of Leonard Green & Partners, LP, where he has been employed since May 1999. Prior to joining Leonard Green & Partners, LP, he served as a Vice President in the Corporate Finance Division of Donaldson, Lufkin & Jenrette Securities Corporation, or DLJ, in Los Angeles. Prior to joining DLJ in 1995, Mr. Baumer worked at Fidelity Investments and Arthur Andersen LLP. Mr. Baumer currently serves on the boards of directors of Rand McNally & Company, Inc., Intercontinental Art, Inc., Communication & Power Industries, Inc., Leslie's Poolmart, Inc., Phoenix Scientific, Inc. and Petco Animal Supplies, Inc. Mr. Baumer is a 1990 graduate of the University of Notre Dame. He received his MBA from the Wharton School at the University of Pennsylvania.

JOHN B. CHICKERING, JR. has served as one of our directors since April 2004 and previously served as a director from 1988 to 2000. Mr. Chickering is a certified public accountant. Mr. Chickering is currently a private investor and independent consultant. Mr. Chickering served in a variety of executive positions within Time Warner, Inc. and Warner Bros., Inc., most recently as the Vice President--Financial Administration for Warner Bros. International Television Distribution until February 1996. Prior to his employment at Warner Bros., Mr. Chickering served as a staff accountant at KPMG Peat Marwick from August 1975 to June 1977. Mr. Chickering holds an MBA degree with emphasis in accounting and finance from Cornell University.

JOHN HEIL has served as one of our directors since February 2002 and previously served as a director from 1995 to 2000. Mr. Heil currently serves as President of United Pet Group, Inc., a subsidiary of United Industries, which was recently acquired by Rayovac Corporation. Mr. Heil also currently serves on Rayovac's Executive Committee. Prior to joining United Pet Group, Mr. Heil spent twenty-five years with the H. J. Heinz Company in various general management and sales/marketing positions including President and Managing Director of Heinz Pet Products, President of Heinz Specialty Pet Foods and Vice President Sales/Marketing of StarKist Seafood. Mr. Heil holds a BA degree in economics from Lycoming College.

FRANK REDDICK has served as one of our directors since February 2002. Since January 2001, Mr. Reddick has been a partner in Akin Gump Strauss Hauer & Feld LLP, a global, full service law firm. Mr. Reddick serves as Chair of the Corporate and Securities Section of the Los Angeles office. Before joining Akin Gump Strauss Hauer & Feld LLP, Mr. Reddick served as chair of the corporate practice group and managing partner of the Los Angeles-based law firm of Troop Steuber Pasich Reddick & Tobey, L.L.P. Mr. Reddick is principally engaged in the practice of corporate and securities law, with a concentration on corporate finance, mergers and acquisitions, joint ventures and other strategic alliances. Mr. Reddick holds a JD from the University of California, Hastings College of the Law.

ARTHUR J. ANTIN, one of our founders, has served as our Chief Operating Officer and Senior Vice President since our inception. From 1986 until June 2004, Mr. Antin also served as our Secretary and as director. From October 1983 to September 1986, Mr. Antin served as Director of Marketing/Investor Relations of AlternaCare Corp. At AlternaCare Corp., Mr. Antin developed and implemented marketing strategies for a network of outpatient surgical centers. Mr. Antin received an MA in Community Health from New York University.

NEIL TAUBER, one of our founders, has served as our Senior Vice President of Development since our inception. From 1984 to 1986, Mr. Tauber served as the Director of Corporate Development at AlternaCare Corp. At AlternaCare Corp., Mr. Tauber was responsible for the acquisition of new businesses and syndication to hospitals and physician groups. From 1981 to 1984, Mr. Tauber served as Chief Operating Officer of MDM Services, a wholly owned subsidiary of Mediq, a publicly held health care company, where he was responsible for operating and developing a network of retail dental centers and industrial medical clinics. Mr. Tauber holds an MBA from Wagner College.

TOMAS W. FULLER joined us in January 1988 and served as Vice President and Controller until November 1990 when he became Chief Financial Officer. In June 2004, Mr. Fuller became Secretary. From 1980 to 1987, Mr. Fuller worked at Arthur Andersen LLP, the last two years of which he served as audit manager. Mr. Fuller received his BA in business/economics from the University of California at Los Angeles.

DAWN R. OLSEN joined us in January 1997 as Vice President, Controller. In March 2004, Ms. Olsen became Principal Accounting Officer. From 1993 to 1996, Ms. Olsen served as Senior Vice President, Controller of Optel, Inc., a privately held telecommunications company. From 1987 to 1993, Ms. Olsen served as Assistant Controller and later as Vice President, Controller of Qintex Entertainment, Inc., a publicly held television film distribution and production company. From 1981 to 1987, Ms. Olsen worked at Arthur Andersen LLP, the last year of which she served as audit manager. Ms. Olsen is a certified public accountant and received her BS in business/accounting from California State University, Northridge.

FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS
-----------------------------------------------------

COMPOSITION

Four of the five members of our Board of Directors have been affirmatively determined by our Board of Directors to meet the independence requirements of the Nasdaq National Market listing standards. We refer to each of these directors as an "independent director."

MEETINGS & COMMITTEES

The Board of Directors held four meetings and acted five times by unanimous written consent during fiscal 2004. The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee, all of which are constituted solely of independent directors.



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AUDIT COMMITTEE

The Audit Committee consists of John M. Baumer, John B. Chickering, Jr. (Chairman) and John Heil, each an independent director and each financially literate as required by the Nasdaq National Market listing standards. Mr. Chickering is the Chairman of the Audit Committee. Our Board of Directors has affirmatively determined that Mr. Chickering qualifies as the "audit committee financial expert" as that term is defined in Item 401(h) of Regulation S-K of the Securities and Exchange Act of 1934. The Audit Committee held nine meetings during fiscal 2004.

Among other matters, the Audit Committee:

     o    engages and replaces independent auditors as appropriate;

     o evaluates the performance of, independence of and pre-approves the non-audit services provided by independent auditors;

     o discusses with management, internal auditors and the external auditors the quality of our accounting principles and financial reporting; and

     o    oversees our internal controls.

Our Audit Committee charter is posted on our website at http://investor.vcaantech.com.

COMPENSATION COMMITTEE

The Compensation Committee consists of John M. Baumer, John B. Chickering, Jr. and Frank Reddick (Chairman), each an independent director. The Compensation Committee held one meeting and acted one time by unanimous written consent during fiscal 2004.

The principal responsibilities of the Compensation Committee are to:

     o    determine the compensation of all of our executive officers;

     o    review the performance and compensation of our Chief Executive
          Officer;

     o adopt a cash bonus program in which our executive officers participate and determine the performance goals related thereto; and

     o administer our stock incentive plans and authorize the issuance of shares of common stock under those plans.

Our Compensation Committee charter is posted on our website at http://investor.vcaantech.com.

NOMINATING COMMITTEE

The Nominating Committee consists of John M. Baumer, John B. Chickering, Jr. and Frank Reddick (Chairman), each an independent director. Prior to March 2005, we did not have a nominating committee, and all of our directors participated in the consideration of director nominees. However, consistent with applicable Nasdaq listing standards in effect at the time, each director nominee was selected or recommended for the Board's selection by a majority of the independent directors of our Board.

The principal responsibilities of the Nominating Committee are to:

     o propose to the Board a slate of nominees for election by the stockholders at our annual meetings; and


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



     o review the criteria for selection of new directors and nominees, including the establishment of procedures for the review of potential nominees proposed by stockholders and review with our Board the desired mix of experience, skills and other qualities.

Our Nominating Committee charter is posted on our website at http://investor.vcaantech.com.

In considering director candidates, the Nominating Committee considers the entirety of each candidate's credentials and does not have any specific minimum qualifications that must be met in order to be recommended as a nominee. The Nominating Committee does believe, however, that all Board members should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to Board matters and no conflict of interest that would interfere with their performance as a director of a public corporation.

Our Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director, including stockholder recommendations. Periodically, the Nominating Committee in connection with the other Board members assess the Board's size, the need for particular expertise and skills on the Board, and whether any vacancies are expected due to retirement or otherwise. If vacancies are anticipated or otherwise arise, the Nominating Committee will consider various potential candidates for director who may come to the Nominating Committee's attention through current Board members, professional search firms or consultants, stockholders, or other persons. The Nominating Committee may hire and pay a fee to consultants or search firms to assist in the process of identifying and evaluating candidates. In 2004, no professional search firms or consultants were needed and, accordingly, no fees were paid in this regard to professional search firms or consultants in 2004. The Nominating Committee does not evaluate candidates differently based on who made the recommendation for consideration.

Stockholders who wish to recommend a nominee for election as director at an annual stockholder meeting must submit their recommendations at least 60 days, but not more than 90 days, prior to the date of the next scheduled annual meeting of stockholders. Stockholders may recommend candidates for consideration by the Board by writing to our Secretary at 12401 West Olympic Boulevard, Los Angeles, California 90064, giving the candidate's name, age, business and residence contact information, biographical data, qualifications and the number and class of our shares, if any, beneficially owned by such candidate. A written statement from the candidate consenting to be named as a candidate and, if nominated and elected, to serve as a director should accompany any stockholder recommendation. Any stockholder who wishes to recommend a nominee for election as director must also provide his, her or its name, address and the number and class of shares beneficially owned by such stockholder.

DIRECTOR ATTENDANCE

All incumbent directors attended 75% or more of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 2004, except for John Heil. The Company encourages, but does not require, all incumbent directors and director nominees to attend our annual meetings of stockholders. Three of our directors attended our 2004 Annual Meeting of Stockholders.


STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Stockholders may communicate with the Board of Directors by sending a letter to the Board of Directors of VCA Antech, Inc., c/o Office of the Secretary, 12401 West Olympic Boulevard, Los Angeles, California 90064. Each communication must contain a clear notation indicating that it is a "Stockholder -- Board Communication" or "Stockholder -- Director Communication," and each communication must identify the author as a stockholder. The office of the Secretary will receive the correspondence and forward it to the Chairman of the Board or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to us or our business, or is similarly inappropriate. The office of the Secretary has authority to discard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications.

DIRECTORS' COMPENSATION

We pay our independent directors $10,000 per year, paid quarterly in arrears, and $1,000 for each Board meeting attended in person or committee meeting attended in person which is not held on the same day as a Board meeting, including reimbursement for out-of-pocket expenses incurred in attending. We pay the Chairman of our Audit


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


Committee an additional $10,000 per year, paid quarterly in arrears. Upon appointment to the Board, each eligible director receives an initial grant of seven-year options to purchase 30,000 shares of common stock at the fair market value of the common stock on the date of grant, which options vest in two equal annual installments on the first and second anniversary dates of the grant. In addition, each eligible director receives an annual automatic grant of seven-year options to purchase 10,000 shares of common stock at the fair market value of the common stock on the date of grant, which options vest in full one year after the date of grant.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2004, the Compensation Committee of our Board of Directors consisted of John M. Baumer and Frank Reddick. John B. Chickering, Jr., joined our Compensation Committee in April 2004. None of these individuals was one of our officers or employees at any time during fiscal 2004. Mr. Reddick is a partner at Akin Gump Strauss Hauer & Feld LLP, which provided legal services to us during fiscal 2004 and is providing legal services to us in fiscal 2005. Nevertheless, Mr. Reddick is not disqualified from serving as an independent director on our Board under the Nasdaq National Market listing standards because of the relatively small amount of fees we paid to Akin Gump Strauss Hauer & Feld LLP in fiscal 2002, 2003 and 2004 in relation to our total revenues and the total revenues of Akin Gump Strauss Hauer & Feld LLP for the same periods. None of our executive officers served as a member of the board of directors or compensation committee of any entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee.


ITEM 2:   RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

The Audit Committee of the Board of Directors has engaged the firm of KPMG LLP to continue as our independent public accountants for the current fiscal year ending December 31, 2005. KPMG LLP served as the principal independent public accounting firm utilized by us during the fiscal year ended December 31, 2004. We anticipate that a representative of KPMG LLP will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of KPMG LLP will be afforded an opportunity to make a statement if he or she so desires.

The ratification of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2005, will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. All Proxies will be voted to approve the appointment unless a contrary vote is indicated on the enclosed Proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

AUDIT AND NON-AUDIT FEES


The following table sets forth the aggregate fees billed to us by KPMG LLP, our independent auditor, for professional services rendered during the fiscal years ended December 31, 2004 and 2003.

                                                 2004                    2003
                                             ----------              ----------
         Audit Fees (1)                      $1,043,848               $298,950
         Audit Related Fees (2)                 334,436                  7,500
                                             ----------              ----------
         Total                               $1,378,284               $306,450

(1) Audit Fees for 2004 include $403,500 for the audit of our financial statements during fiscal 2004 and $640,348 for audit of internal controls over financial reporting during fiscal 2004. Audit fees for 2003 include $277,500 for the audit of our financial statements during fiscal 2003 and $21,450 for accounting consultations on matters reflected in our financial statements.

(2) Audit-related fees for 2004 include $102,356 for due diligence work related to the acquisition of NPC, $82,080 for due diligence work related to the acquisition of STI, $130,000 for prospectus filing and

     $20,000 in connection with our registration statement on Form S-3. Audit-related fees for 2003 consist of $7,500 incurred in connection with our registration statement on Form S-3.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The Audit Committee is responsible for appointing, setting the compensation of and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy with respect to the pre-approval of audit and permissible non-audit services and fees provided by the independent auditor. Prior to March 2004, the Audit Committee specifically pre-approved all audit services and fees. In March 2004, the Audit Committee modified its pre-approval policy to require that all audit and permissible non-audit services and fees be pre-approved by the Audit Committee unless those services:

     o    will not result in a fee of greater than $5,000;

     o were not recognized as audit, audit-related or tax services at the time of the engagement; and

     o are promptly brought to the attention of the Audit Committee and approved by the Audit Committee (or its designated representatives) prior to the completion of the audit.

Pursuant to the pre-approval policy, the Audit Committee's Chairman is delegated the authority to pre-approve audit services and fees, provided he reports those approvals at the next meeting of the Audit Committee. The term of any pre-approval granted by the Audit Committee with respect to a given service is twelve months. All fees in excess of pre-approved levels require specific pre-approval by the Audit Committee. All audit and permissible non-audit services provided to us in 2004 were approved by the Audit Committee.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth, as to our Chief Executive Officer and as to each of our other four most highly compensated executive officers whose compensation exceeded $100,000 during the last fiscal year, information concerning all compensation paid for services to us in all capacities for each of the three years ended December 31 indicated below. We refer to these officers as the Named Executive Officers.


                                                                    LONG-TERM
                                                                    ---------
                                                                   COMPENSATION;
                                                                   ------------
                                                                      AWARDS;
                                                                      ------
                                                                    SECURITIES
                                                                    ----------
                             ANNUAL COMPENSATION                    UNDERLYING
                             -------------------                     ----------
     NAME AND                                         OTHER ANNUAL    OPTIONS         ALL OTHER
     --------                                         ------------    -------         ---------
PRINCIPAL POSITION          YEAR   SALARY    BONUS   COMPENSATION(1)   (#)(2)     COMPENSATION (3)
------------------          ----   ------    -----   ---------------   ------     ----------------
Robert L. Antin (4).....    2004  $562,432 $562,432                    425,000         $1,440
  Chairman of the Board     2003   540,800  540,800                         --          1,320
  President and Chief
  Executive Officer         2002   517,691  520,000                    290,000          1,260
-------------------------------------------------------------------------------------------------

Arthur J. Antin (4).....    2004  449,946   404,951                    175,000          1,440
  Chief Operating Officer   2003  432,640   389,376                         --          1,320
  and Senior Vice President 2002  414,153   374,400                    230,000          1,260
-------------------------------------------------------------------------------------------------

Neil Tauber (4).........    2004  295,152   206,606                    175,000          1,440
  Senior Vice President     2003  268,320   187,824                        --           1,320
  Development               2002  256,845   180,600                    100,000          1,260
-------------------------------------------------------------------------------------------------

Tomas W. Fuller (4).....    2004  264,368   185,058                    175,000          1,440
  Chief Financial Vice      2003  254,200   177,940                         --          1,320
  President and Secretary   2002  243,315   171,080                    170,000          1,260
-------------------------------------------------------------------------------------------------



                                       9


Dawn R. Olsen...........    2004  183,040    60,000                     40,000          1,186
  Principal Accounting      2003  173,325    27,456                         --          1,320
  Officer, Vice President
  & Controller              2002  162,746    41,750                     50,000          1,260
-------------------------------------------------------------------------------------------------


---------
     (1) In accordance with SEC rules, disclosure is omitted where total Other Annual Compensation does not exceed $50,000. The Company provides each of Robert L. Antin, Arthur J. Antin, Neil Tauber and Tomas W. Fuller the use of a Company owned automobile and reimburses them for the cost of their automobile insurance in connection with their use of the vehicle. The table below sets forth the total cost (including both business related and personal) to the Company of providing these benefits:

             NAME              2004     2003     2002

             Robert L. Antin $33,713  $33,039  $26,513
             Arthur J. Antin  34,473   32,397   28,308
             Neil Tauber      28,821   27,171   23,379
             Tomas W. Fuller  18,780   20,025   21,025

          For disclosure purposes, the annual cost of the Company owned automobile was determined based on the Annual Lease Value as provided in the Internal Revenue Code.

          Pursuant to the terms of his employment agreement, Mr. Robert L. Antin is reimbursed for entertainment related business expenses which principally include tickets to cultural and sporting events, and totaled $91,517, $76,655 and $79,356 in 2004, 2003 and 2002, respectively. The costs of these activities are incurred in connection with his entertainment of customers, vendors, employees and strategic partners and are business-related and are not maintained as perquisites or otherwise for the personal benefit of Mr. Robert L. Antin. As a result, the Company has not included these costs in the Other Annual Compensation column.

          Taking into account the portion of the automobile costs allocated to personal use and the other perquisites provided to the executive officers, the perquisites did not exceed $50,000 in any of 2004, 2003 and 2002 and consequently are not included in the Other Annual Compensation column.

     (2) All numbers reflect the number of shares of our common stock subject to options granted during the fiscal year indicated. The numbers of shares of our common stock subject to options granted during fiscal years 2002 and 2003 have been adjusted to reflect a 100% stock dividend paid by us in August 2004.

     (3) All Other Compensation consists of Company contributions to the 401(k) Plan.

     (4) For a description of the employment agreement between us and each officer, see "Employment and Severance Agreements" below.


OPTION/SAR GRANTS IN FISCAL 2004

The following table sets forth certain information regarding the grant of stock options made during the fiscal year ended December 31, 2004 to the Named Executive Officers.


                                                                                 POTENTIAL
                                                                             ----------------
                                                                             REALIZABLE VALUE
                                                                            -----------------
                         NUMBER OF    PERCENT OF                            AT ASSUMED ANNUAL
                         ----------   -----------                          --------------------
                         SECURITIES  TOTAL OPTIONS                         RATES OF STOCK PRICE
                         ----------   -----------                            ----------------
                         UNDERLYING    GRANTED TO                            APPRECIATION FOR
                         ----------   -----------                            ----------------
                          OPTION      EMPLOYEES IN  EXERCISE OR EXPIRATION    OPTION TERM(1)
                         ----------   -----------   ----------- ----------   ----------------
     NAME                 GRANTED     FISCAL YEAR   BASE PRICE    DATE        5%          10%
    ------               ----------   -----------   ----------- ----------   ---          ---
Robert L. Antin........  425,000(2)     17.9%        $19.40    10/19/10   $2,804,089 $6,361,520
Arthur J. Antin........  175,000(2)      7.4%        $19.40    10/19/10    1,154,625  2,619,450
Neil Tauber............  175,000(2)      7.4%        $19.40    10/19/10    1,154,625  2,619,450
Tomas W. Fuller........  175,000(2)      7.4%        $19.40    10/19/10    1,154,625  2,619,450
Dawn R. Olsen..........   40,000(3)      1.7%        $16.11     3/11/10      262,336    611,353

-------------


                                       10



     (1) The potential realizable value is based on the assumption that the common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the option term. These amounts are calculated pursuant to applicable requirements of the Securities and Exchange Commission and do not represent a forecast of the future appreciation of the common stock.

     (2)  All of these options vest on April 19, 2005.

     (3) One-fifth of these options vest on each of September 1, 2005, September 1, 2006, and September 1, 2007, and the remaining two-fifths of these options vest on September 1, 2008.


AGGREGATED OPTION EXERCISES IN FISCAL 2004 AND OPTION VALUES AT FISCAL YEAR-END

The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options to purchase shares of our common stock during the fiscal year ended December 31, 2004, the number of shares of common stock underlying stock options held at fiscal year end and the value of options held at fiscal year end based on the last reported sales price of our common stock on the Nasdaq Stock Market's National Market on December 31, 2004 ($19.54 per share).


                       SHARES                   NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                      -------                 ------------------------          -----------------------
                      ACQUIRED                 UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS AT
                      -------                 ------------------------          -----------------------
                        UPON       VALUE    OPTIONS AT FISCAL YEAR END (#)        FISCAL YEAR END ($)
                      -------    ---------   --------------------------        --------------------------
NAME                 EXERCISE(#) REALIZED($)  EXERCISABLE   UNEXERCISABLE       EXERCISABLE  UNEXERCISABLE
-----                 --------  ----------  ------------   --------------      -----------  --------------
Robert L. Antin......      --       --         185,278        529,722           $2,323,383    $1,372,717
Arthur J. Antin......      --       --         192,634        258,056            2,712,621     1,066,017
Neil Tauber..........      --       --         101,389        211,111            1,515,167       477,333
Tomas W. Fuller......      --       --         148,611        236,389            2,123,583       794,317
Dawn R. Olsen........      --       --          69,958         66,042            1,176,278       463,763


SUMMARY OF EQUITY COMPENSATION PLAN

The following table sets forth information concerning all equity compensation plans and individual compensation arrangements in effect during the fiscal year ended December 31, 2004.

                                                                              NUMBER OF
                                                                              ---------
                              NUMBER OF                                      SECURITIES
                              ---------                                      -----------
                          SECURITIES TO BE                               REMAINING AVAILABLE
                          ----------------                               -------------------
                             ISSUED UPON          WEIGHTED AVERAGE       FOR FUTURE ISSUANCE
                             -----------          ----------------       -------------------
                             EXERCISE OF          EXERCISE PRICE OF         UNDER EQUITY
                             -----------          -----------------         ------------
    PLAN CATEGORY        OUTSTANDING OPTIONS     OUTSTANDING OPTIONS      COMPENSATION PLANS
----------------------   ---------------------   ---------------------   ---------------------
Equity Compensation
Plans Approved by
Security Holders......        5,245,533                 $11.19                1,808,000

Equity Compensation
Plans Not Approved
By Security Holders...            --                      --                      --

Total.................        5,245,533                 $11.19                1,808,000


EMPLOYMENT AND SEVERANCE AGREEMENTS

We have employment agreements with Robert L. Antin, Arthur J. Antin and Tomas W. Fuller, and we have a severance agreement with Neil Tauber.

ROBERT L. ANTIN. Mr. Antin's employment agreement, dated as of November 27, 2001, provides for Mr. Antin to serve as our Chairman of the Board, Chief Executive Officer and President for a term of five years from any given date, such that there shall always be a minimum of at least five years remaining under his employment agreement. The employment agreement provides for Mr. Antin to receive an annual base salary of $520,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by the compensation committee. Mr. Antin also is entitled to specified perquisites.

If Mr. Antin's employment is terminated due to his death, the employment agreement provides that we will pay Mr. Antin's estate his base salary during the scheduled term of the employment agreement, accelerate the vesting of his options and continue to provide family medical benefits. If Mr. Antin's employment is terminated due to his disability, the employment agreement provides that we will pay Mr. Antin his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. Antin), accelerate the vesting of his options and continue to provide specified benefits and perquisites. In the case of termination due to death or disability, any unexercised options will remain exercisable for the full term.

If Mr. Antin terminates the employment agreement for cause, if we terminate the employment agreement without cause or in the event of a change of control, in which event the employment of Mr. Antin terminates automatically, we will pay Mr. Antin his remaining base salary during the remaining scheduled term of the employment agreement plus an amount based on the greater of Mr. Antin's last annual bonus or the average of all bonuses paid to Mr. Antin under the employment agreement. In addition, we will accelerate the vesting of his options and continue to provide specified benefits and perquisites. In these circumstances, Mr. Antin may exercise his options immediately upon termination and thereafter during the term of the option.

If Mr. Antin terminates the employment agreement without cause or we terminate the employment agreement for cause, Mr. Antin is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay.

If any of the payments due Mr. Antin upon termination qualify as "excess parachute payments" under the Internal Revenue Code, Mr. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

ARTHUR J. ANTIN. Mr. Antin's employment agreement, dated as of November 27, 2001, provides for Mr. Antin to serve as our Chief Operating Officer, Senior Vice President and Secretary for a term equal to three years from any given date, such that there shall always be a minimum of at least three years remaining under his employment agreement. The employment agreement provides for Mr. Antin to receive an annual base salary of $416,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by the compensation committee. Mr. Antin also is entitled to specified perquisites.

If Mr. Antin's employment is terminated due to his death, the employment agreement provides that we will pay Mr. Antin's estate his base salary during the scheduled term of the employment agreement, accelerate the vesting of his options and continue to provide family medical benefits. If Mr. Antin's employment is terminated due to his disability, the employment agreement provides that we will pay Mr. Antin his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. Antin), accelerate the vesting of his options and continue to provide specified benefits and perquisites. In the case of termination due to death or disability, any unexercised options will remain exercisable for the full term.

If Mr. Antin terminates the employment agreement for cause, if we terminate the employment agreement without cause or in the event of a change of control, in which event the employment of Mr. Antin terminates automatically, we will pay Mr. Antin his remaining base salary during the remaining scheduled term of the employment agreement plus an amount based on the greater of Mr. Antin's last annual bonus or the average of all bonuses paid to Mr. Antin under the employment agreement. In addition, we will accelerate the vesting of his options and continue to provide specified benefits and perquisites. In these circumstances, Mr. Antin may exercise his options immediately upon termination and thereafter during the full term of the option.

If Mr. Antin terminates the employment agreement without cause or we terminate the employment agreement for cause, Mr. Antin is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay.

If any of the payments due Mr. Antin upon termination qualify as "excess parachute payments" under the Internal Revenue Code, Mr. Antin also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

TOMAS W. FULLER. Mr. Fuller's employment agreement dated as of November 27, 2001, provides for Mr. Fuller to serve as our Chief Financial Officer, Vice President and Assistant Secretary for a term equal to two years from any given date, such that there shall always be a minimum of at least two years remaining under his employment agreement. The employment agreement provides for Mr. Fuller to receive an annual base salary of not less than $244,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan based on annual performance standards to be established by the compensation committee.

If Mr. Fuller's employment is terminated due to his death, the employment agreement provides that we will pay Mr. Fuller's estate his base salary during the scheduled term of the employment agreement, accelerate the vesting of his options and continue to provide family medical benefits. If Mr. Fuller's employment is terminated due to his disability, the employment agreement provides that we will pay Mr. Fuller his remaining base salary during the remaining scheduled term of the employment agreement (reduced by any amounts paid under long-term disability insurance policy maintained by us for the benefit of Mr. Fuller), accelerate the vesting of his options and continue to provide specified benefits and perquisites. In the case of termination due to death or disability, any unexercised options will remain exercisable for the full term.

If Mr. Fuller terminates the employment agreement for cause, if we terminate the employment agreement without cause or in the event of a change of control, in which event the employment of Mr. Fuller terminates automatically, we will pay Mr. Fuller his remaining base salary during the remaining scheduled term of the employment agreement plus an amount based on the greater of Mr. Fuller's last annual bonus or the average of all bonuses paid to Mr. Fuller under the employment agreement. In addition, we will accelerate the vesting of his options and continue to provide specified benefits and perquisites. In these circumstances, Mr. Fuller may exercise his options immediately upon termination and thereafter for the full term of the option.

If Mr. Fuller terminates the employment agreement without cause or we terminate the employment agreement for cause, Mr. Fuller is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation and sick pay.

If any of the payments due Mr. Fuller upon termination qualify as "excess parachute payments" under the Internal Revenue Code, Mr. Fuller also is entitled to an additional payment to cover the tax consequences associated with excess parachute payments.

In the event of a change of control and at our request, each of Messrs. Robert
L. Antin, Arthur J. Antin and Tomas W. Fuller is obligated to continue to serve under the same terms and conditions of his employment agreement for a period of up to 180 days following the termination date at his then-current base salary.

NEIL TAUBER. Mr. Tauber's employment agreement, dated as of September 20, 2000, as amended on March 25, 2003, expired on September 20, 2004. On March 3, 2003, we executed an agreement with Mr. Tauber which provides that, following the expiration of the term of Mr. Tauber's Employment Agreement, if Mr. Tauber's employment with us terminates for any reason other than for cause, then we will pay Mr. Tauber the amount he would have earned as base salary during the 12 months following the termination date (reduced by any amounts paid under any long-term disability insurance policy maintained by us for the benefit of Mr. Tauber) and continue to provide medical benefits for the 12 months following the termination date.

REPORT OF COMPENSATION COMMITTEE

     THE INFORMATION IN THIS COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL," OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION OR TO BE SUBJECT TO REGULATION 14A OR 14C AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934.

The Compensation Committee is comprised of three directors, each of whom are independent within the meaning of the Nasdaq listing standards. From the beginning of fiscal year 2004 to April 2004, the Committee was comprised of Mr. Reddick and Mr. Baumer. In April 2004, Mr. Chickering joined the Compensation Committee. The Committee advises the Board on the policies that govern the Company's compensation programs, establishes the compensation of executive officers and administers the Company's stock incentive plans. In connection with its deliberations, the Committee seeks the views of the Chief Executive Officer with respect to appropriate compensation levels of the other executive officers.

TOTAL COMPENSATION. The compensation program for executive officers is designed to attract, motivate, reward and retain highly skilled executive officers who have the talent and experience necessary to advance the Company's short- and long-term interests. We believe that this approach effectively serves VCA's stockholders' best interests by tying a significant portion of incentive compensation to the achievement of goals that are aligned with your goals. The principal elements of total compensation paid to executive officers of the Company consist of base salary, annual incentive bonuses and periodic grants of stock options.

BASE SALARY. We review the base salary of each executive officer annually. In the conduct of these reviews, we consider the following factors: compensation levels of similarly positioned executive officers in comparable companies; the performance of the company as a whole; the performance of the business area or function for which the executive officer is responsible; and qualitative factors reflecting the individual performance of the particular executive officer.

ANNUAL INCENTIVES. In 2004, we designed an annual incentive bonus program that we believe creates a direct link between pay and performance for our executive officers. In the case of the Chief Executive Officer, Chief Operating Officer, Senior Vice President of Development and Chief Financial Officer, bonus ranges and performance targets were established for 2004 and bonus payments awarded based upon the level of achievement against those targets. In the case of the Principal Accounting Officer, the amount of the bonus paid for 2004 was determined in our discretion following the end of 2004. The annual performance target for the Chief Executive Officer for 2004 was determined by the Committee in its sole discretion. The annual performance targets for the Chief Operating Officer, Senior Vice President of Development and Chief Financial Officer for 2004 were set by the Committee after consideration of the recommendation of the Chief Executive Officer. The targets were determined with specific reference to the Company's overall performance and goals, as well as the performance and goals of the division or function over which each individual executive officer had primary responsibility. Cash bonuses paid to the Chief Executive Officer, Chief Operating Officer and Chief Financial Officer for performance in 2004 were based on adjusted EBITDA targets. The cash bonus paid to the Senior Vice President of Development for performance in 2004 was based on adjusted EBITDA targets and annual development targets. The extent to which annual performance targets are met determines a range of percentages for which the cash bonus may be calculated based on that executive officer's annual base salary. Potential annual target awards for the Chief Executive Officer in 2004 ranged from 0% to 100% of the his base salary; the actual annual target award for the Chief Executive Officer in 2004 was 100% of his base salary. Potential annual target awards for the Chief Operating Officer in 2004 ranged from 0% to 90% of his base salary; the actual annual target award for the Chief Operating Officer in 2004 was 90% of his base salary. Potential annual target awards for the Senior Vice President of Development and the Chief Financial Officer in 2004 ranged from 0% to 70% of their base salaries; the actual annual target awards for the Senior Vice President of Development and the Chief Financial Officer in 2004 were 70% of their base salaries.

STOCK OPTIONS AND AWARDS. We believe that awarding stock options to our executive officers will motivate them to focus on the Company's long-term performance. Stock option grants are generally made to an executive officer upon commencement of service or entering into an employment agreement and periodically during their tenure with the Company. We consider and approve grants of stock options to the Company's directors and executive officers. All grants of stock options shall have an exercise price not less than the fair market value of our common stock on the date of grant. The fair market value of our common stock is determined by the per share closing price of our common stock on the day immediately preceding the date of grant. In October 2004, we approved stock option grants to the Company's executive officers representing the following number of shares, each at an exercise price of $19.40 per share: 425,000 shares to the Chief Executive Officer and 175,000 shares to each of the Chief Operating Officer, Chief Financial Officer and Senior Vice President of Development. All of these stock option grants vest on April 1, 2005. In March 2004, we approved stock option grants which included an option grant of 40,000 shares to the Principal Accounting Officer at an exercise price of $16.11 per share. One-fifth of these options vest on each of September 1, 2005, September 1, 2006, and September 1, 2007, and the remaining two-fifths of these options vest on September 1, 2008.

DETERMINATION OF CHIEF EXECUTIVE OFFICER'S COMPENSATION. During fiscal 2004, the Chief Executive Officer's annual base salary was $562,432. For performance in fiscal 2004, the Chief Executive Officer received a cash bonus of $562,432. This compensation package was established based on the factors described above.

OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION. Effective January 1, 1994, under Section 162(m) of the Internal Revenue Code of 1986, as amended, a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent that compensation exceeds $1.0 million. Special rules apply for "performance-based" compensation, including the approval of the performance goals by the stockholders of the Company.

Except with respect to a portion of the Company's Chief Executive Officer's compensation, all compensation paid to the Company's employees in fiscal 2004 will be fully deductible. With respect to compensation to be paid to executive officers in 2005 and future years, in certain instances that compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Board has not adopted a policy that all compensation must be deductible.


                                             The Compensation Committee

                                             JOHN M. BAUMER
                                             JOHN B. CHICKERING, JR.
                                             FRANK REDDICK

REPORT OF AUDIT COMMITTEE

     THE INFORMATION IN THIS AUDIT COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL," OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION OR TO BE SUBJECT TO REGULATION 14A OR 14C AS PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION, OR TO THE LIABILITIES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934.

Until April 2004, Mr. Reddick, Mr. Baumer and Mr. Heil comprised the members of the Audit Committee. In April 2004 the composition of the Committee was changed to meet the requirements of the applicable Nasdaq listing standards, federal law and the rules and regulations of the Securities and Exchange Commission, whereby Mr. Reddick stepped down and Mr. Chickering was appointed to the Committee as Chairman and a financial expert.

The Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

In this context, the Committee has met and held discussions with management and the independent auditor regarding the fair and complete presentation of the Company's results. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditor. The Committee discussed with the independent auditor matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Committee has received the written disclosures and the letter from the independent auditor required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees), and the Committee has discussed with the independent auditor the auditor's independence from the Company and its management. The Committee also has considered whether the independent auditor's provision of non-audit services to the Company is compatible with the auditor's independence. The Committee has concluded that the independent auditor is independent from the Company and its management.

The Committee reviewed and discussed the Company's policies with respect to risk assessment and risk management.

The Committee discussed with the Company's independent auditor the overall scope and plans for its audit. The Committee met with the independent auditor, with and without management present, to discuss the results of its examination, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the Securities and Exchange Commission. The Committee has selected and engaged KPMG LLP as the Company's independent auditor for the fiscal year ending December 31, 2005 and the fiscal quarters of 2005.

                                                     Audit Committee

                                                     JOHN M. BAUMER
                                                     JOHN B. CHICKERING, JR.
                                                     JOHN HEIL

PERFORMANCE GRAPH

The following graphs set forth the percentage change in cumulative total stockholder return of our common stock for the following periods: (1) December 31, 1999 to September 20, 2000 (the date we consummated our recapitalization, and during which time we were known as Veterinary Centers of America, Inc.) and
(2) November 21, 2001 (the effective date of our initial public offering) to December 31, 2004. These periods are compared with the cumulative returns of the NASDAQ Stock Market (U.S. Companies) Index and the Russell 2000 Index. The comparison assumes $100 was invested on each of December 31, 1999 and November 21, 2001 in our common stock in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                 COMPARISON OF 9 MONTH CUMULATIVE TOTAL RETURN*
                      AMONG VETERINARY CENTERS OF AMERICA,
        THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE RUSSELL 2000 INDEX



                                [OBJECT OMITTED]




                                                 CUMULATIVE TOTAL RETURN
                                                 -----------------------
                                                     12/99     9/20/00
                                                    ------     -------

         VETERINARY CENTERS OF AMERICA              100.00      115.53
         NASDAQ STOCK MARKET (U.S.)                 100.00       91.37
         RUSSELL 2000                               100.00      107.33

                COMPARISON OF 37 MONTH CUMULATIVE TOTAL RETURN*
          AMONG VCA ANTECH, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                           AND THE RUSSELL 2000 INDEX


                                [OBJECT OMITTED]


                                                    Cumulative Total Return
                                                    -----------------------
                                            11/01     12/01     12/02    12/03    12/04
                                           ------    ------    ------   ------   -------
      VCA ANTECH, INC.                     100.00    121.20    150.00   309.80   392.00
      NASDAQ STOCK MARKET (U.S.)           100.00    117.81     68.38    99.34   104.93
      RUSSELL 2000                         100.00    114.39     90.96   133.94   158.49



CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS
----------------------------------------------------------

Except as disclosed in this Proxy Statement, neither our directors or executive officers, nor any stockholder owning more than five percent of our issued shares, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which we were a party during fiscal 2004, or which is presently proposed.

We believe, based on our reasonable judgment, but without further investigation, that the terms of each of the following transactions or arrangements between us and our affiliates, officers, directors or stockholders which were parties to the transactions were, on an overall basis, at least as favorable to us as could then have been obtained from unrelated parties.

See "Employment and Severance Agreements" for a summary of employment agreements with certain of our executive officers.

TRANSACTIONS WITH ZOASIS CORPORATION

We incurred marketing expenses for vaccine reminders and other direct mail services provided by Zoasis, an Internet based business that is majority owned by Robert L. Antin, our Chief Executive Officer and Chairman. Arthur J. Antin, our Chief Operating Officer, owns a 10% interest in Zoasis, and another officer sold his entire 1% interest in Zoasis in fiscal year 2004 for less than $15,000. The expense incurred was $946,000, $993,000 and $850,000 for the years ended December 31, 2004, 2003 and 2002, respectively. The pricing of these services is comparable to prices paid by us to independent third parties for similar services.

Prior to December 2003, Zoasis owned, developed and licensed to us software that our laboratory operations use to deliver laboratory results to clients over the Internet and our animal hospitals use to communicate with vendors in the procurement of operating supplies over the Internet. In December 2003, we entered into an agreement with Zoasis pursuant to which we acquired all of Zoasis' right, title and interest in and to this software in exchange for the 705,355 shares of Series A Preferred Stock of Zoasis then held by us. The value of such stock was written off in 2000 and, consequently, had no value on our books at the time of the transfer. Concurrently with the purchase of the software, we granted to Zoasis a limited, royalty-free, non-exclusive license to the software for internal use by Zoasis. We agreed not to grant any other licenses in the software for a period of five years except that we may grant licenses to our affiliates and subsidiaries. Both we and Zoasis have a right to make modifications to the software, but all modifications and derivative works are owned by us. The software is currently hosted at our expense at a third party hosting facility for the benefit of both parties; however, Zoasis was obligated to fund up to $35,000 in hosting fees each month through July 31, 2004.

STOCKHOLDERS' AGREEMENT AND PUBLIC OFFERINGS

On September 20, 2000, we entered into a stockholders agreement with each of our then stockholders, under which each party to the stockholders agreement has registration rights. In connection with these registration rights, we agreed to pay any expenses associated with any demand registrations or piggyback registrations.

In April 2004, pursuant to the registration rights granted in our stockholders agreement, we filed a shelf registration on Form S-3 which registered for sale the entire amount of shares of our common stock owned by an affiliate of Leonard Green & Partners, LP, or 13,693,874 shares. On May 18, 2004, Leonard Green & Partners, LP, sold 6,900,000 of these shares. Each of John M. Baumer, John G. Danhakl and Peter J. Nolan is a partner of Leonard Green & Partners, LP, and served as one of our directors at the time of this transaction. In August 2004, Leonard Green & Partners, LP, sold an additional 6,513,874 of these shares. John
M. Baumer is a partner of Leonard Green & Partners, LP, and served as one of our directors at the time of this transaction. These share amounts reflect a 100% stock dividend paid on August 25, 2004.

LEGAL SERVICES

The law firm of Akin Gump Strauss Hauer & Feld LLP currently provides, and provided during fiscal year 2004, legal services to us. Frank Reddick, who joined us as a director in February 2002, is a partner in Akin Gump Strauss Hauer & Feld LLP.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of March 31, 2005, by:

     o    each of our directors;

     o    each of our Named Executive Officers;

     o    all of our directors and Named Executive Officers as a group; and

     o all other stockholders known by us to beneficially own more than 5% of our outstanding common stock.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of the date as of which this information is provided, and not subject to repurchase as of that date, are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

Except as indicated in the notes to this table, and except pursuant to applicable community property laws, each stockholder named in the table has sole voting and investment power with respect to the shares shown as beneficially owned by them. Percentage ownership is based on 82,234,320 shares of common stock outstanding on March 31, 2005. Unless otherwise indicated, the address for each of the stockholders listed below is c/o VCA Antech, Inc., 12401 West Olympic Boulevard, Los Angeles, California 90064.


                                                                     NUMBER OF
                                                                     SHARES OF
                                                                   COMMON STOCK    PERCENT OF
                                                                   BENEFICIALLY   COMMON STOCK
                                                                     OWNED (1)    OUTSTANDING
                                                                  -------------- --------------
Select Equity Group, Inc. & Select Offshore Advisors, LLC (2)         7,249,834       8.8%
Morgan Stanley (3)...........................................         6,334,957       7.7
Franklin Resources, Inc. (4).................................         5,000,512       6.1
Robert L. Antin (5)..........................................         3,231,260       3.9
Arthur J. Antin (6)..........................................         1,311,110       1.6
Tomas W. Fuller (7)..........................................           518,020         *
Neil Tauber (8)..............................................           310,000         *
Dawn R. Olsen (9)............................................            82,125         *
John M. Baumer (10)..........................................           280,000         *
John B. Chickering, Jr. (11).................................            15,000         *
John A. Heil (12)............................................            50,000         *
Frank Reddick (13)...........................................            90,000         *
All directors and executive officers as a group
  (9 persons) (14)...........................................         5,387,515       6.4
*       Indicates less than one percent.

-----------------------

(1) All share amounts have been adjusted to reflect a 100% stock dividend paid on August 25, 2004.
(2) Includes: (a) 5,638,199 shares of common stock held by Select Equity Group, Inc. and (b) 1,611,635 shares of common stock held by Select Offshore Advisors, LLC. George S. Loening is the controlling shareholder of each of these stockholders. The address for each stockholder and George S. Loening is 380 Lafayette Street, 6th Floor, New York, New York 10003. Information based on a Schedule 13G/A filed February 14, 2005.
(3) Includes 4,135,004 shares of common stock held by Morgan Stanley Investment Management, Inc., a business unit of Morgan Stanley. The address of Morgan Stanley is 1585 Broadway, New York, New York 10036. The address of Morgan Stanley Investment Management, Inc. is 1221 Avenue of the Americas, New York, New York 10020. Information based on a Schedule 13G filed February 15, 2005.


                                       20

(4) Includes: (a) 4,970,512 shares of common stock held by Franklin Advisors, Inc. and (b) 30,000 shares of common stock held by Fiduciary Trust Company International. Franklin Resources, Inc. is the parent company of these entities. Charles B. Johnson and Rupert H. Johnson are controlling stockholders. The address of each entity and controlling stockholder is One Franklin Parkway, San Mateo, California 94403. Information based on a
     Schedule 13G filed February 14, 2005.
(5) Includes: (a) 500,000 shares held by family trusts established for the benefit of Mr. Robert L. Antin's family; and (b) 642,500 shares of common stock reserved for issuance upon exercise of stock options that are or will be exercisable on or before May 30, 2005.
(6) Includes: (a) 500,000 shares held by Mr. Arthur J. Antin as trustee of family trusts established for the benefit of Mr. Robert L. Antin's family; and (c) 393,190 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2005.
(7) Includes 342,500 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2005.
(8) Includes 287,500 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2005.
(9) Consists of 82,125 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2005.
(10) John M. Baumer is a partner in Leonard Green & Partners, LP, the parent of Green Equity Investors III, L.P., which owns 280,000 shares of our common stock. As such, Mr. Baumer may be deemed to have shared voting and investment power with respect to all shares held by Leonard Green & Partners, LP. Mr. Baumer disclaims beneficial ownership of the securities held by Leonard Green & Partners, LP, except to the extent of his pecuniary interest therein.
(11) Consists of 15,000 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2005.
(12) Consists of 50,000 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2005.
(13) Consists of 90,000 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2005.
(14) Includes 1,902,815 shares of common stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2005.



CODE OF ETHICS

We have adopted a Code of Ethics and Business Conduct applicable to all of our employees as well as our directors and executive officers. Our Code of Ethics and Business Conduct is designed to set the standards of business conduct and ethics and to help directors and employees resolve ethical issues. Our Code of Ethics and Business Conduct applies to our Chief Executive Officer, Chief Financial Officer, all other senior financial executives and to our directors when acting in their capacity as directors. The purpose of our Code of Ethics and Business Conduct is to ensure to the greatest possible extent that our business is conducted in a consistently legal and ethical manner. Employees may submit concerns or complaints regarding audit, accounting, internal controls or other ethical issues on a confidential basis by means of a toll-free telephone call or an anonymous email. We investigate all concerns and complaints. Copies of our Code of Ethics and Business Conduct are posted on our website at http://investor.vcaantech.com.

We intend to disclose on our website amendments to, or waivers from, any provision of our Code of Ethics and Business Conduct which applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting
Officer/Controller and persons performing similar functions and amendments to, or waivers from, any provision which relates to any element of our Code of Ethics and Business Conduct described in Item 406(b) of Regulation S-K.

STOCKHOLDER PROPOSALS

Any stockholder who intends to present a proposal at the 2006 Annual Meeting of Stockholders for inclusion in our Proxy Statement and Proxy form relating to our 2006 Annual Meeting must submit his, her or its proposal to us at our principal executive offices by February 1, 2006. In addition, in the event a stockholder proposal is not received by the Company by April 22, 2006, the Proxy to be solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2006 Annual Meeting without any discussion of the proposal in the Proxy Statement for that meeting.

SEC rules and regulations provide that if the date of the Company's 2006 Annual Meeting is advanced or delayed more than 30 days from the date of the 2005 Annual Meeting, stockholder proposals intended to be included in the proxy materials for the 2006 Annual Meeting must be received by the Company within a reasonable time before the Company begins to print and mail the proxy materials for the 2006 Annual Meeting. Upon determination by the Company that the date of the 2006 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2005 Annual Meeting, the Company will disclose that change in the earliest possible Quarterly Report on Form 10-Q.



                                     ON BEHALF OF THE BOARD OF DIRECTORS



                                     /s/ Tomas W. Fuller
                                     -------------------------------------------
                                     TOMAS W. FULLER
                                     CHIEF FINANCIAL OFFICER, VICE PRESIDENT AND
                                     SECRETARY



12401 West Olympic Boulevard
Los Angeles, California 90064-1022
May 9, 2005

                                VCA ANTECH, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of VCA Antech, Inc., a Delaware corporation (the "Company"), hereby nominates, constitutes and appoints Robert L. Antin and Tomas
W. Fuller, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Stockholders of the Company, to be held on Monday, June 6, 2005, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE "FOR" ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:


Proposal 1. To elect the nominees as Class III directors:

                                    CLASS III
                                    ---------
                             John B. Chickering, Jr.
                                    John Heil

   |_| FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

   |_| WITHHELD for all nominees listed above

     INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below:

     ----------------------------------------------------------------------

        The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.


Proposal 2. To ratify the appointment of KPMG LLP as the Company's independent public accountants.

     |_| FOR                      |_| AGAINST                 |_| ABSTAIN

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting dated May ____, 2005 and the accompanying Proxy Statement relating to the Annual Meeting.

                                 Dated:___________________________, 2005

                                 Signature:_____________________________

                                 Signature:_____________________________
                                 Signature(s) of Stockholder(s)
                                 (See Instructions Below)

                                 The Signature(s) hereon should
                                 correspond exactly with the name(s)
                                 of the Stockholder(s) appearing on
                                 the Share Certificate. If stock is
                                 held jointly, all joint owners
                                 should sign. When signing as
                                 attorney, executor, administrator,
                                 trustee or guardian, please give
                                 full title as such. If signer is a
                                 corporation, please sign the full
                                 corporation name, and give title of
                                 signing officer.

          |_| Please indicate by checking this box if you anticipate attending the Annual Meeting.

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE